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                                                                       Exhibit 8



                        [Letterhead of Dewey Ballantine]




                                                                  April 21, 1997



Executive Risk Inc.
82 Hopmeadow Street
Simsbury, Connecticut 06070-7683

Dear Sirs:

                  We have acted as counsel to Executive Risk Inc. (the "Company") and Executive Risk Capital Trust (the "Trust") in connection with the proposed exchange offer (the "Exchange Offer") in which the Trust will offer to exchange up to $125,000,000 aggregate Liquidation Amount of its 8.675% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like Liquidation Amount of its outstanding 8.675% Series A Capital Securities (the "Old Capital Securities"), of which $125,000,000 aggregate Liquidation Amount is outstanding. You have asked our opinion concerning certain federal income tax consequences of the Exchange Offer. In rendering our opinion we have reviewed
(i) the Amended and Restated Declaration of Trust, dated as of February 5, 1997, executed by the Company, the Administrative Trustees named therein, the Property Trustee and the Delaware Trustee, (ii) the Indenture, dated as of February 5, 1997, relating to the Debentures, (iii) the Series A Capital Securities Guarantee Agreement, dated as of February 5, 1997, (iv) the Common Securities Guarantee Agreement, dated as of February 5, 1997, and (v) the Registration Statement of the Trust on Form S-4 under the Securities Act relating to the Exchange Offer (the "Registration Statement").

                  On the basis and subject to the accuracy of the statements contained in the materials referred to above, and our consideration of such other matters as we have deemed necessary, it is our opinion that under current law the material federal income tax consequences of the Exchange Offer to holders of Old Capital Securities will be as described under the heading "Certain Federal Income Tax Consequences" in the Prospectus constituting part of the Registration Statement. You have not requested, and we do not express, an opinion concerning any other tax consequences of the Exchange Offer. This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.

                  We hereby consent to the use of this opinion in the Registration Statement and to the references to us in the section captioned "Certain Federal Income Tax Consequences" in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required
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under Section 7 of the Securities Act or the Rules and Regulations of the
Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Dewey Ballantine




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